Exhibit 10

H. Irwin Levy
1601 Forum Place * Suite 500
West Palm Beach, Florida 33401
(561) 640-3100

May 11, 2005

nStor Technologies, Inc.
6190 Corte Del Cedro
Carlsbad, California 92009
Attention:  Todd Gresham, CEO & President

Dear Todd:

This letter shall acknowledge my agreement to purchase all of your right, title and interest in that certain promissory note from Symphony Service Corp. (“Symphony”) to nStor Technologies, Inc. in the principal amount of $453,356.40, dated November 13, 2004 (the “Note”), for $350,000 (the “Purchase Price”).

You shall have the right to repurchase the Note from me at any time on or before November 11, 2005 for $350,000 plus 6% per annum thereon from the date hereof until the date of repurchase.

Upon receipt of the Purchase Price, you have agreed to notify Symphony of my purchase, have the Note reissued in my name and have the reissued Note delivered to me.

Please acknowledge your acceptance of and agreement with the above terms by signing and returning a copy of this letter to my attention.

Sincerely,

/s/ H. Irwin Levy
H. Irwin Levy

Agreed to and accepted this 11th day of May 2005.

nStor Technologies, Inc.

By: /s/ Todd Gresham
Name:  Todd Gresham
Title:  CEO & President